                                                                     EXHIBIT 4.2

                                                                  Execution Copy

================================================================================





                      INTERNATIONAL CABLETEL INCORPORATED
                                    Issuer


                            _______________________




                  7% Convertible Subordinated Notes Due 2008



                            _______________________




                                   INDENTURE

                           Dated as of June 12, 1996




                            _______________________


                                 CHEMICAL BANK
                                  as Trustee




================================================================================

                            CROSS-REFERENCE TABLE/1/

TRUST INDENTURE                                               INDENTURE
310(a)(1).................................................             9.10
   (a)(2).................................................             9.10
   (a)(3).................................................             N.A.
   (a)(4).................................................             N.A.
   (a)(5).................................................             9.10
   (b)....................................................       9.08; 9.10
   (c)....................................................             N.A.
311(a)....................................................             9.11
   (b)....................................................             9.11
   (c)....................................................             N.A.
312(a)....................................................             2.05
   (b)....................................................            12.03
   (c)....................................................            12.03
313(a)....................................................            12.03
   (b)(1).................................................             N.A.
   (b)(2).................................................             9.06
   (c)....................................................            12.03
   (d)....................................................             9.06
314(a)....................................................4.02, 4.03, 12.02
   (b)....................................................             N.A.
   (c)(1).................................................            12.04
   (c)(2).................................................            12.04
   (c)(3).................................................             N.A.
   (d)....................................................             N.A.
   (e)....................................................            12.05
   (f)....................................................             N.A.
315(a)....................................................             9.01
   (b)....................................................             9.05
   (c)....................................................             9.01
   (d)....................................................             9.01
   (e)....................................................             8.11
316(a)(last sentence).....................................             2.09
   (a)(1)(A)..............................................             8.05
   (a)(1)(B)..............................................             8.04
   (a)(2).................................................             N.A.
   (b)....................................................             8.07
   (c)....................................................            11.04
317(a)(1).................................................             8.08
   (a)(2).................................................             8.09
   (b)....................................................             2.04
318(a)....................................................            12.01

                           N.A. means not applicable

- ---------------------
/1/This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                  Definitions and Incorporation by Reference
                  ------------------------------------------

SECTION 1.01.            Definitions..................................         1
SECTION 1.02.            Other Definitions............................        10
SECTION 1.03.            Incorporation by Reference of Trust
                           Indenture Act..............................        10
SECTION 1.04.            Rules of Construction........................        11


                                  ARTICLE II

                                The Securities
                                --------------

SECTION 2.01.            Form and Dating..............................        11
SECTION 2.02.            Execution and Authentication.................        13
SECTION 2.03.            Registrar, Paying Agent and Conversion Agent.        14
SECTION 2.04.            Paying Agent to Hold Money in Trust..........        14
SECTION 2.05.            Noteholder Lists.............................        14
SECTION 2.06.            Transfer and Exchange........................        14
SECTION 2.07.            Replacement Securities.......................        19
SECTION 2.08.            Outstanding Securities.......................        19
SECTION 2.09.            Treasury Securities..........................        20
SECTION 2.10.            Temporary Securities.........................        20
SECTION 2.11.            Cancellation.................................        21
SECTION 2.12.            Defaulted Interest...........................        21


                                  ARTICLE III

                                  Redemption
                                  ----------

SECTION 3.01.            Notices to Trustee...........................        21
SECTION 3.02.            Selection of Securities to be Redeemed.......        21
SECTION 3.03.            Notice of Redemption.........................        22
SECTION 3.04.            Effect of Notice of Redemption...............        22
SECTION 3.05.            Deposit of Redemption Price..................        22
SECTION 3.06.            Securities Redeemed in Part..................        23
SECTION 3.07.            Optional Redemption and Optional Tax
                           Redemption.................................        23
SECTION 3.08.            Change of Control Offer......................        23

                                  ARTICLE IV

                                   Covenants
                                   ---------

SECTION 4.01.            Payment of Securities........................        25
SECTION 4.02.            SEC Reports..................................        25
SECTION 4.03.            Compliance Certificate.......................        25
SECTION 4.04.            Stay, Extension and Usury Laws...............        26
SECTION 4.05.            Corporate Existence..........................        26
SECTION 4.06.            Taxes........................................        27
SECTION 4.07.            Change of Control............................        27
SECTION 4.08.            Payment of Additional Amounts................        27


                                   ARTICLE V

                                  Conversion
                                  ----------

SECTION 5.01.            Conversion Privilege.........................        28
SECTION 5.02.            Conversion Procedure.........................        28
SECTION 5.03.            Fractional Shares............................        29
SECTION 5.04.            Taxes on Conversion..........................        29
SECTION 5.05.            Company to Provide Stock.....................        29
SECTION 5.06.            Adjustment of Conversion Price...............        29
SECTION 5.07.            No Adjustment................................        32
SECTION 5.08.            Other Adjustments............................        32
SECTION 5.09.            Adjustments for Tax Purposes.................        33
SECTION 5.10.            Notice of Adjustment.........................        33
SECTION 5.11.            Notice of Certain Transactions...............        33
SECTION 5.12.            Effect of Reclassifications, Consolidations,
                           Mergers or Sales on Conversion Privilege...        33
SECTION 5.13.            Trustee's Disclaimer.........................        34


                                  ARTICLE VI

                                 Subordination
                                 -------------

SECTION 6.01.            Agreement to Subordinate and Ranking.........        35
SECTION 6.02.            No Payment on Securities if Senior Debt in
                           Default....................................        35
SECTION 6.03.            Distribution on Acceleration of Securities;
                           Dissolution and Reorganization; Subrogation
                           of Securities..............................        36
SECTION 6.04.            Reliance by Senior Debt on Subordination
                           Provisions.................................        39
SECTION 6.05             No Waiver of Subordination Provisions........        39
SECTION 6.06.            Trustee's Relation to Senior Debt............        39
SECTION 6.07.            Other Provisions Subject Hereto..............        40

                                  ARTICLE VII

                                  Successors
                                  ----------
SECTION 7.01.            Merger, Consolidation or Sale of Assets......        40
SECTION 7.02.            Successor Corporation Substituted............        41


                                 ARTICLE VIII

                             Defaults and Remedies
                             ---------------------

SECTION 8.01.            Events of Default............................        41
SECTION 8.02.            Acceleration.................................        42
SECTION 8.03.            Other Remedies...............................        43
SECTION 8.04.            Waiver of Past Defaults......................        43
SECTION 8.05.            Control by Majority..........................        44
SECTION 8.06.            Limitation on Suits..........................        44
SECTION 8.07.            Rights of Noteholders to Receive Payment.....        44
SECTION 8.08.            Collection Suit by Trustee...................        44
SECTION 8.09.            Trustee May File Proofs of Claim.............        45
SECTION 8.10.            Priorities...................................        45
SECTION 8.11.            Undertaking for Costs........................        45


                                  ARTICLE IX

                                    Trustee
                                    -------

SECTION 9.01.            Duties of Trustee............................        45
SECTION 9.02.            Rights of Trustee............................        46
SECTION 9.03.            Individual Rights of Trustee.................        46
SECTION 9.04.            Trustee's Disclaimer.........................        47
SECTION 9.05.            Notice of Defaults...........................        47
SECTION 9.06.            Reports by Trustee to Noteholders............        47
SECTION 9.07.            Compensation and Indemnity...................        47
SECTION 9.08.            Replacement of Trustee.......................        48
SECTION 9.09.            Successor Trustee by Merger, Etc.............        49
SECTION 9.10.            Eligibility; Disqualification................        49
SECTION 9.11.            Preferential Collection of Claims Against
                           Company....................................        49

                                   ARTICLE X

                            Discharge of Indenture
                            ----------------------
SECTION 10.01.           Termination of Company's Obligations.........        49
SECTION 10.02.           Repayment to Company.........................        49


                                  ARTICLE XI

                      Amendments, Supplements and Waivers
                      -----------------------------------

SECTION 11.01.           Without Consent of Noteholders...............        50
SECTION 11.02.           With Consent of Noteholders..................        50
SECTION 11.03.           Compliance with Trust Indenture Act..........        51
SECTION 11.04.           Revocation and Effect of Consents............        51
SECTION 11.05.           Notation on or Exchange of Securities........        52
SECTION 11.06.           Trustee Protected............................        52


                              ARTICLE XII

                             Miscellaneous
                             -------------

SECTION 12.01.           Trust Indenture Act Controls.................        52
SECTION 12.02.           Notices......................................        52
SECTION 12.03.           Communication by Noteholders with Other
                           Noteholders................................        52
SECTION 12.04.           Certificate and Opinion as to Conditions
                           Precedent..................................        53
SECTION 12.05.           Statements Required in Certificate or Opinion        53
SECTION 12.06.           Rules by Trustee and Agents..................        53
SECTION 12.07.           Legal Holidays...............................        53
SECTION 12.08.           No Recourse Against Others...................        53
SECTION 12.09.           Counterparts.................................        54
SECTION 12.10.           Variable Provisions..........................        54
SECTION 12.11.           GOVERNING LAW................................        54
SECTION 12.12.           No Adverse Interpretation of Other Agreements        54
SECTION 12.13.           Successors...................................        55
SECTION 12.14.           Severability.................................        55
SECTION 12.15.           Table of Contents, Headings, Etc.............        55


EXHIBIT A                FORM OF CONVERTIBLE SUBORDINATED NOTE
EXHIBIT B                FORM OF TRANSFER CERTIFICATE PURSUANT TO
                         SECTION 2.06(a)(ii)
EXHIBIT C                FORM OF TRANSFER CERTIFICATE PURSUANT TO SECTION
                         2.06(a)(iii)

EXHIBIT D                FORM OF TRANSFER CERTIFICATE PURSUANT TO SECTION
                         2.06(a)(iv) and (v)
EXHIBIT E                FORM OF TRANSFER CERTIFICATE PURSUANT TO SECTION
                         2.06(a)(iv) and (v)
EXHIBIT F                FORM OF TRANSFER CERTIFICATE PURSUANT TO SECTION
                         2.06(a)(viii) (Transferor)
EXHIBIT G                FORM OF TRANSFER CERTIFICATE PURSUANT TO SECTION
                         2.06(a)(viii) (Euroclear or Cedel)
EXHIBIT H                FORM OF TRANSFER CERTIFICATE PURSUANT TO SECTION
                         2.06(a)(viii) (Certificated Securities)

     INDENTURE dated as of June 12, 1996 between International CableTel Incorporated, a Delaware corporation (the "Company") and Chemical Bank, a New York corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of $275,000,000 aggregate principal amount of the Company's 7% Convertible Subordinated Notes Due 2008, or, if Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc (the "Initial Purchasers") exercise their over-allotment option granted in the Purchase Agreement defined below, of up to $316,250,000 aggregate principal amount of the Company's 7% Convertible Subordinated Notes Due 2008 (in either case, the "Securities"):


                                   ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

     SECTION 1.01.  Definitions.  "Affiliate" of any specified person means any
                    ------------   ---------
other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the
           --------  -------
voting securities of a person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent, Conversion Agent or co-
      -----
registrar.

     "Annualized Pro Forma EBITDA" means, with respect to any person, such
      ---------------------------
person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

     "Asset Sale" means (i) any sale, lease, transfer, conveyance or other
      ----------
disposition of any assets (including by way of a sale-and-leaseback) other than the sale or transfer of inventory or goods held for sale in the ordinary course of business (provided that the sale, lease, transfer, conveyance or other
             --------
disposition of all or substantially all of the assets of the Company shall be governed by the provisions of Section 7.01 hereof) or (ii) any issuance, sale, lease, transfer, conveyance or other disposition of any Equity Interests of any of the Company's Restricted Subsidiaries to any person; in either case other than to (w) the Company, (x) any Wholly Owned Subsidiary, or (y) any Controlled Subsidiary which is a Subsidiary of the Company on the Issuance Date provided that at the time of and after giving effect to such issuance, sale, lease, transfer, conveyance or other disposition to such Controlled Subsidiary, the Company's ownership percentage in such Controlled Subsidiary is equal to or greater than such percentage on the Issuance Date.

     "Board of Directors" means the Board of Directors of the Company or any
      ------------------
authorized committee of the Board.

     "Board Resolution" means a duly authorized resolution of the Board of
      ----------------
Directors.

     "Business Day" means any day that is not a Legal Holiday.
      ------------

     "Capital Stock" means any and all shares, interests, participations, rights
      -------------
or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

     "Cash Equivalents" means (i) United States dollars or British pounds
      ----------------
sterling, (ii) securities issued or directly and fully guaranteed or insured by the United States government or United Kingdom government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank(s) domiciled in the United States, the United Kingdom or the Republic of Ireland having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper rated P-1 or the equivalent thereof by Moody's Investors Service, Inc. or A-1 or the equivalent thereof by Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition.

     "Change of Control" means (i) the sale, lease or transfer of all or
      -----------------
substantially all of the assets of the Company to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder),
(ii) the liquidation or dissolution of the Company, (iii) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

     "Common Stock" means the common stock of the Company as the same exists at
      ------------
the date of the execution of this Indenture or as such stock may be constituted from time to time.

     "Company" means the party named as such above until a successor replaces it
      -------
in accordance with Article VII and thereafter means the successor.

     "Consolidated Interest Expense" means, for any person, for any period, the
      -----------------------------
amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and noncash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, Restricted Subsidiary Preferred Stock Dividends and the interest component of rentals in respect of any capital lease obligation paid, in each case whether accrued or scheduled to be paid or accrued by such person and its Subsidiaries (other than Non-Restricted Subsidiaries) during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by such person to be the rate of interest implicit in such capital lease obligation in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any person for any period,
      -----------------------
the aggregate of the Net Income of such person and its Subsidiaries (other than NonRestricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any person that is
                         --------
not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary, (ii) the Net Income of any person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary, (iii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Controlled Subsidiary" means any Subsidiary of the Company in which the
      ---------------------
Company has primary control over significant budgetary, dividend and capitalization decisions.

     "Convertible Notes" means the Company's 7 1/4% Convertible Subordinated
      -----------------
Notes Due 2005 outstanding at any given time.

     "Daily Market Price" means the price of a share of Common Stock on the
      ------------------
relevant date, determined (a) on the basis of the last reported sale price regular way of the Common Stock as reported on the Nasdaq Stock Market's National Market (the "NNM"), or if the Common Stock is not then listed on the NNM, as reported on such national securities exchange upon which the Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the NNM or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

     "Default" means any event that is, or with the passage of time or the
      -------
giving of notice or both, would be an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees and their
      ----------
respective successors.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the
      ------------------
terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Securities mature.

     "EBITDA" means, for any person, for any period, an amount equal to (a) the
      ------
sum of (i) Consolidated Net Income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other noncash item reducing Consolidated Net Income for such period, minus (b) all noncash items increasing Consolidated Net Income for such period, all for such person and its Subsidiaries determined in accordance with GAAP consistently applied.

     "Equity Interests" means Capital Stock and all warrants, options or other
      ----------------
rights to acquire Capital Stock (but excluding any Indebtedness that is convertible into, or exchangeable for Capital Stock).

     "Excess Payment" means the portion of the aggregate of any cash plus the
      --------------
fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution) of other consideration payable in respect of any tender offer or other negotiated transaction by the Company or a Subsidiary for all or any portion of the Company's Common Stock that is in excess of an amount equal to the product of (x) the number of shares of Common Stock with respect to which the aggregate tender offer or negotiated purchase consideration is payable times
(y) the Reference Price.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Exchange Rate Contract" means, with respect to any person, any currency
      ----------------------
swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

     "Existing Indebtedness" means Indebtedness of the Company and its
      ---------------------
Subsidiaries in existence on the Issuance Date, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

     "Guarantee" means a guarantee (other than by endorsement of negotiable
      ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Indebtedness" means, with respect to any person, any indebtedness of such
      ------------
person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases and sale-and-leaseback transactions) or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than obligations under an Exchange Rate Contract or an Interest Rate Agreement) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition.

     "Indenture" means this Indenture as amended from time to time.
      ---------

     "Indentures" means the indentures governing the Senior Notes and the
      ----------
Convertible Notes, including any amendments or supplements thereto.

     "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities
      ------------------
Corporation and Salomon Brothers Inc.

     "Interest Payment Date"  has the meaning set forth in Section 1 of the
      ---------------------
Securities.

     "Interest Rate Agreement" means, for any person, any interest rate swap
      -----------------------
agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Interest Record Date" has the meaning set forth in Section 1 of the
      --------------------
Securities.

     "Issuance Date" means the date on which the Securities are first
      -------------
authenticated and issued.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" has the meaning set forth in Section 13 of the
      ------------------
Securities.

     "Material License" means a license to operate a cable or telephone system
      ----------------
held by the Company or any of its Subsidiaries which system at the time of determination covers a number of Net Households which equals or exceeds 5% of the aggregate number of Net Households covered by all of the licenses to operate cable or telephone systems held by the Company and its Subsidiaries at such time.

     "Material Subsidiary" means (i) OCOM, OCOM Sub I, Inc., CableTel UK Group,
      -------------------
Inc. (formerly known as OCOM Sub II, Inc.), OCOM Sub III, Inc., CableTel Surrey and Hampshire Limited (formerly known as CableTel Surrey Limited), CableTel Cardiff Limited, CableTel Glasgow, CableTel Newport, CableTel Kirklees and NTL Group Limited and (ii) any other Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

     "Net Households" means the product of (i) the number of households covered
      --------------
by a cable license in the United Kingdom and (ii) the percentage of the entity holding such license which is owned directly or indirectly by the Company.

     "Net Income" means, with respect to any person for a specific period, the
      ----------
net income (loss) of such person during such period, determined in accordance with GAAP, excluding, however, any gain (but not loss) during such period, together with any related provision for taxes on such gain (but not loss), realized during such period in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain (but not loss) during such period, together with any related provision for taxes on such extraordinary gain (but not loss).

     "Non-Recourse Debt" means Indebtedness or that portion of Indebtedness (a)
      -----------------
as to which none of the Company nor any Restricted Subsidiary: (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); (ii) is directly or indirectly liable; or (iii) constitutes the lender; and (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Restricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or of any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Non-Restricted Subsidiary" means a Subsidiary that (a) at the time of its
      -------------------------
designation as a Non-Restricted Subsidiary has not acquired any assets, at any previous time, directly or indirectly from the Company or any of its Subsidiaries, (b) has no Indebtedness other than Non-Recourse Debt and (c) that at the time of such designation, after giving pro forma effect to such designation, the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company is equal to less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation, provided, however,
                                                              --------  -------
that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be .5 greater than such ratio immediately preceding such designation.

     "10% Notes" means the Company's 10% Senior Deferred Coupon Notes Due 2003
      ----------
outstanding at any given time.

     "12 3/4% Notes" means the Company's 12 3/4% Series A Senior Deferred Coupon
      -------------
Notes Due 2005 outstanding at any given time.

     "11 1/2% Notes" means the Company's 11 1/2% Series B Senior Deferred Coupon
      -------------
Notes Due 2006 outstanding at any given time.

     "Noteholder" or "holder" means a person in whose name a Security is
      ----------      ------
registered.

     "Obligations" means any principal, interest, penalties, fees,
      -----------
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OCOM" means OCOM Corporation, a wholly owned subsidiary of the Company.
      ----

     "Offering Memorandum" means the offering memorandum relating to the
      -------------------
Securities dated June 7, 1996.

     "Officers' Certificate" means a certificate signed by two Officers, one of
      ---------------------
whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company. See Sections 12.04 and 12.05 hereof.
                           ---

     "Opinion of Counsel" means a written opinion from legal counsel who is
      ------------------
acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.04 and 12.05 hereof.
                         ---

     "Permitted Designee" means (i) a spouse or a child of a Permitted Holder,
      ------------------
(ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such person.

     "Permitted Holders" means George S. Blumenthal, J. Barclay Knapp and their
      -----------------
Permitted Designees.

     "person" means any individual, corporation, partnership, joint venture,
      ------
association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "principal" of a debt security means the principal of the security plus the
      ---------
premium, if any, on the security.

     "Pro Forma EBITDA" means for any person, for any period, the EBITDA of such
      ----------------
person as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if, during or after such period, such person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and
(ii) if, during or after such period, such person or any of its Subsidiaries completes an acquisition of any person or business which immediately after such acquisition is a Subsidiary of such person or whose assets are held directly by such person or a Subsidiary of such person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such person or business; and provided further that, with respect to the Company, all of the foregoing
    ----------------
references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Company.

     "Redeemable Dividend" means, for any dividend with regard to Disqualified
      -------------------
Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

     "Reference Price" means the average of the Daily Market Prices per share of
      ---------------
Common Stock on the five consecutive trading days selected by the Company out of the 10 consecutive trading days next succeeding the date of payment of the negotiated transaction consideration or expiration of the tender offer, as the case may be.

     "Registration Rights Agreement" means the Registration Rights Agreement
      -----------------------------
relating to the Securities dated June 12, 1996, between the Company and the Initial Purchasers.

     "Restricted Subsidiary" means any Subsidiary of the Company which is not a
      ---------------------
Non-Restricted Subsidiary.

     "Restricted Subsidiary Preferred Stock Dividend" means, for any dividend
      ----------------------------------------------
with regard to preferred stock of a Restricted Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities" means the Securities described above issued under this
      ----------
Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Senior Debt" means the principal of, interest on and other amounts due on
      -----------
(i) Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by the Company for money borrowed from banks or other financial institutions; (ii) Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by the Company, including, without limitation, the Senior Notes and (iii) Indebtedness of the Company under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; unless, in the instrument creating or evidencing or pursuant to which Indebtedness under (i) or (ii) is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the Securities. Senior Debt includes, with respect to the obligations described in clauses (i) and (ii) above, interest accruing, pursuant to the terms of such Senior Debt, on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include: (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services; or (b) Indebtedness of the Company to a Subsidiary of the Company. Furthermore, the Securities shall rank pari pasu with and shall not be senior in right of payment to the Convertible Notes.

     "Senior Notes" means the Company's 10% Notes, the 12 3/4% Notes and the 11
      ------------
1/2% Notes.

     "Shelf Registration Statement" shall have the meaning set forth in the
      ----------------------------
Registration Rights Agreement.

     "Subsidiary" means any corporation, association or other business entity of
      ----------
which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any person or one or more of the other Subsidiaries of that person or a combination thereof.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)77aaa-
      ---
77bbbb) as in effect on the date of execution of this Indenture.

     "Transfer Restricted Securities"  shall have the meaning set forth in the
      ------------------------------
Registration Rights Agreement.

     "Trustee" means the party named as such above until a successor replaces it
      -------
in accordance with the applicable provisions of this Indenture and thereafter means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other
      -------------
officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all
      -----------------------
of the Capital Stock of which (except directors' qualifying shares) is at the time owned directly or indirectly by the Company.

     SECTION 1.02.  Other Definitions.
                    ------------------

                                     Defined in
Term                                  Section
- ----                                 ----------
"Additional Amounts".................   4.08
"Agent Members"......................   2.01
"Bankruptcy Law".....................   8.01
"Cedel"..............................   2.01
"Change of Control Offer"............   4.07
"Change of Control Payment"..........   4.07
"Change of Control Payment Date".....   3.08
"Commencement Date"..................   3.08
"Conversion Agent"...................   2.03
"Conversion Date"....................   5.02
"Conversion Price"...................   5.06
"Conversion Shares"..................   5.06
"Custodian"..........................   8.01
"Distribution Date"..................   5.06
"Distribution Record Date"...........   5.06
"Euroclear"..........................   2.01
"Event of Default"...................   8.01
"Global Notes".......................   2.01
"Legal Holiday"......................  12.07
"Non-Global Purchaser"...............   2.01
"Offer Amount".......................   3.08
"Officer"............................  12.10
"Paying Agent".......................   2.03
"Payment Blockage Notice"............   6.02
"Payment Blockage Period"............   6.02
"Payment Default"....................   8.01
"Purchase Agreement".................   2.01
"Purchase Date"......................   5.06
"QIBs"...............................   2.01
"Registrar"..........................   2.03
"Regulation S".......................   2.01
"Regulation S Temporary Global Note".   2.01
"Rule 144A Global Note"..............   2.01
"Certificated Securities"............   2.01
"Rights".............................   5.06
"Rule 144A"..........................   2.01
"Tender Period"......................   3.08
"Regulation S Permanent Global Note".   2.06

       SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
                      --------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

       The following TIA terms used in this Indenture have the following meanings:

       "indenture securities" means the Securities;
        --------------------

       "indenture security holder" means a Noteholder;
        -------------------------

       "indenture to be qualified" means this Indenture;
        -------------------------

       "indenture trustee" or "institutional trustee" means the Trustee; and
        -----------------      ---------------------

       "obligor" on the Securities means the Company or any other obligor on
        -------
     the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

          SECTION 1.04.  Rules of Construction.  Unless the context otherwise
                         ----------------------
requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

          (c) references to "GAAP" shall mean GAAP in effect as of the time when and for the period as to which such accounting principles are to be applied;

          (d) "or" is not exclusive;

          (e) words in the singular include the plural, and words in the plural include the singular; and

          (f) provisions apply to successive events and transactions.


                                   ARTICLE II

                                 The Securities
                                 --------------

          SECTION 2.01.  Form and Dating.  The Securities and the Trustee's
                         ----------------
certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each

Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Exhibit A are part of the terms of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (a)  Global Notes.  The Securities are being offered and sold by the
               -------------
Company pursuant to a Purchase Agreement relating to the Securities, dated June 6, 1996, among the Company and the Initial Purchasers (the "Purchase Agreement").

          Securities offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, shall be issued initially in the form of a single, temporary global Security in fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (the "Regulation S Temporary Global Note") which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian, for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Temporary Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, as hereinafter provided.

          Securities offered and sold to Qualified Institutional Buyers ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued in the form of one or more, permanent global Securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (each, a "Rule 144A Global Note"), which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          Upon effectiveness of the Shelf Registration Statement, the Securities resold or transferred pursuant to the prospectus forming part of the Shelf Registration Statement may be represented by one or more permanent global Securities in definitive, fully registered form without interest coupons with the Global Securities Legend but not the Restricted Securities Legend set forth in Exhibit A hereto, registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of such global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee to reflect transfers of beneficial interests from the Regulation S Permanent Global Note and the Rule 144A Global Note, subject to the rules and procedures of Euroclear and Cedel, as the case may be, and the Depositary.

          (b)  Book-Entry Provisions.  This Section 2.01(b) shall apply only to
               ----------------------
the Regulation S

Temporary Global Note, the Rule 144A Global Note and the Regulation S Permanent Global Note (as defined herein) (the "Global Notes") deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (c)  Certificated Securities.  Except as provided in Section 2.10,
               ------------------------
owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Securities. Purchasers of Securities who are not QIBs and did not purchase Securities sold in reliance on Regulation S under the Securities Act (referred to herein as the "Non-Global Purchasers") will receive certificated Securities bearing the Restricted Securities Legend set forth in Exhibit A hereto ("Certificated Securities"). Certificated Securities will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.06(b) hereof and may not be exchanged for a Global Note, or interest therein, at any time.

          After a transfer of any Securities during the period of the effectiveness of a Shelf Registration Statement with respect to the Securities, all requirements pertaining to legends on such Security will cease to apply, the requirements requiring any such Security issued to certain holders be issued in global form will cease to apply, and a certificated Security without legends will be available to the holder of such Securities who transfers such Securities pursuant to a prospectus which is part of such Shelf Registration Statement.

          SECTION 2.02.  Execution and Authentication.  Two Officers shall sign
                         -----------------------------
the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          Upon a written order of the Company signed by an Officer, the Trustee shall authenticate the Securities for original issue up to an aggregate principal amount stated in paragraph 5 of the Securities. The aggregate principal amount of Securities outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

          SECTION 2.03.  Registrar, Paying Agent and Conversion Agent.  The
                         ---------------------------------------------
Company shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Noteholder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, co-registrar or Conversion Agent.

          SECTION 2.04.  Paying Agent to Hold Money in Trust.  The Company shall
                         ------------------------------------
require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

          SECTION 2.05.  Noteholder Lists.  The Trustee shall preserve in as
                         -----------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.06.  Transfer and Exchange.  Where Securities are presented
                         ----------------------
to the Registrar
or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 11.05 hereof).

          The Company shall not be required (i) to issue, register the transfer of, or exchange, Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under
Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(b) and this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be
         --------  -------
transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Restricted Securities Legend and under the heading "Notice to Investors" in the Offering Memorandum.

          (i) Except for transfers or exchanges made in accordance with any of clauses (ii) through (v) of this Section 2.06(a), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (ii)  Rule 144A Global Note to Regulation S Temporary Global Note.  If
                ------------------------------------------------------------
     an owner of a beneficial interest in the Rule 144A Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Rule 144A Global Note to a person who is required to take delivery thereof in the form of an interest in the Regulation S Temporary Global Note, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Temporary Global Note. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions given in accordance with the Depositary's procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Temporary Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Cedel account to be credited with such increase and (3) in the case of a transfer, a certificate in the form of Exhibit B attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (A) pursuant to and in accordance with

     Regulation S, (B) that the Security being transferred is not a "restricted security" as defined in Rule 144 under the Securities Act, or (C) stating that the person transferring such interest reasonably believes that the person acquiring such interest in the Regulation S Temporary Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the principal amount at maturity of the Rule 144A Global Note and to increase or cause to be increased the principal amount at maturity of the Regulation S Temporary Global Note by the aggregate principal amount at maturity of the beneficial interest in the Rule 144A Global Note to be exchanged, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Temporary Global Note equal to the reduction in the principal amount at maturity of the Rule 144A Global Note, and to debit or cause to be debited from the account of the person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

          (iii)  Regulation S Temporary Global Note to Rule 144A Global Note.
                 ------------------------------------------------------------
     If an owner of a beneficial interest in the Regulation S Temporary Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Regulation S Temporary Global Note to a person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Note, such holder may, subject to the rules and procedures of Euroclear or Cedel, as the case may be, and the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Temporary Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase,
     (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit C attached hereto given by the owner of such beneficial interest and stating (a)(i) that the person transferring such interest in the Regulation S Temporary Global Note reasonably believes that the person acquiring such interest in the Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A or (ii) such transfer is being made pursuant to another exemption from the registration requirements of the Securities Act (in which case such certificate must be accompanied by an opinion of counsel regarding the availability of such exemption) and
     (b) such transfer is being made in accordance with all applicable securities laws of any state of the United States or any other jurisdiction, then Euroclear or Cedel or the Trustee, as Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced the Regulation S Temporary Global Note and to increase or cause to be increased the principal amount at maturity of the Rule 144A Global Note by the aggregate principal amount at maturity of the beneficial interest in the Regulation S Temporary Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount at maturity of the Regulation S Temporary Global Note and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Regulation S Temporary Global Note that is being transferred.

          (iv)  Global Note to Certificated Security.  If an owner of a
                -------------------------------------
     beneficial interest in a Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Note to a person who is required to take delivery thereof in the form of a Certificated Security, such owner may, subject to the rules and procedures of Euroclear or Cedel, if applicable, and the Depositary, cause the exchange of such interest for one or more Certificated Securities of any authorized denomination or denominations and of the same aggregate principal amount at maturity. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Certificated Securities of the same aggregate principal amount at maturity as the beneficial interest in the Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Certificated Securities to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit D attached hereto given by the owner of such beneficial interest and stating that the person transferring such interest in such Global Note reasonably believes that the person acquiring the Certificated Securities for which such interest is being exchanged is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and is acquiring such Certificated Securities having an aggregate principal amount of not less than $100,000 for its own account or for one or more accounts as to which the transferee exercises sole investment discretion,
     (3) a certificate in the form of Exhibit E attached hereto given by the person acquiring the Certificated Securities for which such interest is being exchanged, to the effect set forth therein, and (4) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or Cedel, if applicable, or the Trustee, as Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Note by the aggregate principal amount at maturity of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of the same aggregate principal amount at maturity in accordance with the instructions referred to above.

          (v)  Certificated Security to Certificated Security.  If a holder of a
               -----------------------------------------------
     Certificated Security wishes at any time to transfer such Certificated Security to a person who is required to take delivery thereof in the form of a Certificated Security, such holder may, subject to the restrictions on transfer set forth herein and in such Certificated Security, cause the exchange of such Certificated Security for one or more Certificated Securities of any authorized denomination or denominations and of the same aggregate principal amount at maturity. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) such Certificated Security, duly endorsed as provided herein, (2) instructions from such holder directing the Trustee, as Registrar, to authenticate and deliver one or more Certificated Securities of the same aggregate principal amount at maturity as the Certificated Security to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Certificated Securities to be so issued and appropriate delivery instructions, (3) a certificate from the holder of the Certificated Security to be exchanged in the form of Exhibit D attached hereto, (4) a certificate in the form of Exhibit E attached hereto given by the person acquiring the Certificated Securities for which such interest is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be cancelled such Certificated Security and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of the same aggregate principal amount at maturity, in accordance with the instructions referred to above.

          (vi)  Other Exchanges.  In the event that a beneficial interest in a
                ----------------
     Global Note is exchanged for Securities in definitive registered form pursuant to Section 2.10, prior to the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (vii)  Restricted Period.  Prior to the termination of the "restricted
                 ------------------
     period" (as defined in Regulation S under the Securities Act) with respect to the issuance of the Securities, transfers of interests in the Regulation S Temporary Global Note to "U.S. persons" (as defined in Regulation S under the Securities Act) shall be limited to transfers made pursuant to the provisions of Section 2.06(a)(iii). The Company shall advise the Trustee as to the termination of the restricted period and the Trustee may rely conclusively thereon.

          (viii)  Regulation S Temporary Global Note to Regulation S Permanent
                  ------------------------------------------------------------
     Global Note. Following the termination of the "restricted period" (as
     ------------
     defined in Regulation S under the Securities Act) with respect to the issuance of the Securities, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for an interest in a Global Note in definitive, fully registered form without interest coupons, with the Global Securities Legend set forth in Exhibit A hereto, but without the Restricted Securities Legend (a "Regulation S Permanent Global Note"), pursuant to the rules and procedures of the Depositary; provided, however, that prior to (i) the payment of interest or principal with respect to a holder's beneficial interest in the Regulation S Temporary Global Note and
     (ii) any exchange of such beneficial interest for a beneficial interest in the Regulation S Permanent Note, Euroclear or Cedel receive a certificate substantially in the form of Exhibit F hereto from the beneficial owner of such beneficial interest and Euroclear and Cedel deliver a certificate substantially in the form of Exhibit G hereto to the Trustee (or the paying agent if different from the Trustee). Upon proper presentment to the Trustee of a certificate substantially in the form of Exhibit H hereto and subject to the rules and procedures of DTC or its direct or indirect participants, including Euroclear and Cedel, an interest in a Regulation S Permanent Global Note may be exchanged for a certificated Security that is free from any restriction on transfer (other than such as are solely attributable to any holder's status).

          (b) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Securities are issued upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Securities Legend on Securities, the Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or, with respect to Certificated Securities, that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver Securities that do not bear the legend.

          (c) Neither the Company nor the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

          SECTION 2.07.  Replacement Securities.  If the holder of a Security
                         -----------------------
claims that the Security has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.08.  Outstanding Securities.  The Securities outstanding at
                         -----------------------
any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

          If a Security is replaced, paid or purchased pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Security is held by a bona fide purchaser.

          If Securities are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

          A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          SECTION 2.09.  Treasury Securities.  In determining whether the
                         --------------------
Noteholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

          SECTION 2.10.  Temporary Securities.  (a)  Until definitive Securities
                         ---------------------
are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

          (b) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Securities only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

          (c) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Securities pursuant to this Section 2.10 shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Securities of authorized denominations in the form of certificated Securities. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Note in the form of certificated Securities delivered in exchange for an interest in the Rule 144A Global Note shall, except as otherwise provided by Section 2.06(b) bear the Restricted Securities Legend set forth in Exhibit A hereto. Any Note in the form of certificated Securities delivered in exchange for an interest in the Regulation S Temporary Global Note shall, except as otherwise provided by Section 2.06(b) bear the Restricted Securities Legend set forth in Exhibit A hereto.

          (d) Subject to the provisions of Section 2.09(c), the registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

          (e) In the event of the occurrence of either of the events specified in Section 2.09(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

          SECTION 2.11.  Cancellation.  The Company at any time may deliver
                         -------------
Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, redemption, conversion, exchange or payment. The Trustee shall promptly cancel all Securities surrendered for registration of transfer, redemption, conversion, exchange, payment, replacement or cancellation and shall dispose of canceled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation or that any holder has converted.

          SECTION 2.12.  Defaulted Interest.  If the Company fails to make a
                         -------------------
payment of interest on the Securities, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Noteholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to Noteholders a notice that states the record date, payment date, and amount of such interest to be paid.


                                  ARTICLE III

                                   Redemption
                                   ----------

          SECTION 3.01.  Notices to Trustee.  If the Company elects to redeem
                         -------------------
Securities pursuant to the Optional Redemption provision of the Securities (paragraph 6 of the Securities) or Optional Tax Redemption provision of the Securities (paragraph 7 of the Securities) and Section 3.07 hereof, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed and in connection with an optional tax redemption, such notice shall be accompanied by an Officers' Certificate to the effect that the
conditions to such redemption contained herein have been complied with.   The
Company shall give each notice provided for in this Section 3.01 at least 50 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

          SECTION 3.02.  Selection of Securities to be Redeemed.  If less than
                         ---------------------------------------
all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with the requirements of any exchange on which the Securities are listed that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

          If any Security selected for partial redemption is converted in part after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion to be selected for redemption. The Securities (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Securities, the Company and the Trustee may treat as outstanding any Securities surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

          SECTION 3.03.  Notice of Redemption.  At least 30 days but not more
                         ---------------------
than 60 days before a redemption date, the Company shall mail a notice of redemption to each holder whose Securities are to be redeemed at such holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (d) the name and address of the Paying Agent;

          (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

          (f) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

          (g) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed.

          Such notice shall also state the current Conversion Price and the date on which the right to convert such Securities or portions thereof into Common Stock of the Company will expire.

          At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

          SECTION 3.04.  Effect of Notice of Redemption.  Once notice of
                         -------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security.

          SECTION 3.05.  Deposit of Redemption Price.  On or before the
                         ----------------------------
redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date unless theretofore converted into Common Stock pursuant to the provisions hereof. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

          SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a
                         ----------------------------
Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.07.  Optional Redemption and Optional Tax Redemption.  The
                         ------------------------------------------------
Company may redeem all or any portion of the Securities, upon the terms and at the redemption prices set forth in each of the Securities. The Company may also redeem all of the Securities in accordance with the Optional Tax Redemption provision of the Securities (paragraph 6 of the Securities). Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of
Section 3.01 through 3.07 hereof.

          SECTION 3.08.  Change of Control Offer.  (a)  In the event that,
                         ------------------------
pursuant to Section 4.07 hereof, the Company shall commence a Change of Control Offer, the Company shall follow the procedures in this Section 3.08.

          (b) The Change of Control Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement (the "Commencement Date") (as determined in accordance with Section 4.07 hereof), except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Change of Control Payment Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.07 hereof (the "Offer Amount").

          (c) If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Noteholders who tender Securities pursuant to the Change of Control Offer.

          (d) The Company shall provide the Trustee with notice of the Change of Control Offer at least 10 days before the Commencement Date.

          (e) On or before the Commencement Date, the Company or the Trustee (at the expense of the Company) shall send, by first class mail, a notice to each of the Noteholders, which shall govern the terms of the Change of Control Offer and shall state:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 3.08 and Section 4.07 hereof and the length of time the Change of Control Offer will remain open;

          (ii) the Offer Amount, the purchase price (as determined in accordance with Section 4.07 hereof), the Change of Control Payment Date, and that all Securities tendered will be accepted for payment;

          (iii) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Security or portion thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that Noteholders electing to have a Security or portion thereof purchased pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Noteholder To Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (vi) that Noteholders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, or such longer period as may be required by law, a letter or a telegram, telex, facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Noteholder, the principal amount of the Security or portion thereof the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have the Security or portion thereof purchased;

          (vii) that Noteholders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          In addition, the notice shall, to the extent permitted by applicable law, be accompanied by a copy of the information regarding the Company and its Subsidiaries which is required to be contained in the most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K (including any financial statements or other information required to be included or incorporated by reference therein) and any Reports on Form 8-K filed since the date of such Quarterly Report or Annual Report which the Company has filed with the SEC (or would have been required to file if the Company had remained a Company incorporated in the United States), on or prior to the date of the notice. The notice shall contain all instructions and materials necessary to enable such Noteholders to tender Securities pursuant to the Change of Control Offer.

          (f) At least one Business Day prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section. On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Securities so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Securities or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 3.08. The depositary, the Paying Agent or the Company, as the case may be, shall promptly (but in any case not later than ten (10) calendar days after the Change of Control Payment Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Securities tendered by such Noteholder, and the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the holder thereof. The Company will publicly announce in a newspaper of general circulation the results of the Change of Control Offer on, or as soon as practicable after, the Change of Control Payment Date.

          (g) The Change of Control Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials necessary to enable such Noteholders to tender their Securities.


                                   ARTICLE IV

                                   Covenants
                                   ---------

          SECTION 4.01.  Payment of Securities.  The Company shall pay the
                         ----------------------
principal of and interest and Liquidated Damages, if any, on the Securities on the dates and in the manner provided in the Securities. Principal and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent (other than the Company or a Permitted Subsidiary of the Company) holds on that date money designated for and sufficient to pay all principal and interest and Liquidated Damages, if any, then due unless such money is paid to holders of Senior Debt pursuant to Article VI. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Securities, compounded semiannually.

          SECTION 4.02.  SEC Reports.  Whether or not required by the rules and
                         ------------
regulations of the SEC, so long as any Securities are outstanding, the Company will file with the SEC and furnish to the Trustee and, if requested, to the holders of Securities all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or the equivalent thereof in the event the Company becomes a corporation organized under the laws of England and Wales), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to annual information only, a report thereon by the Company's certified independent accountants. This Section 4.02 will apply notwithstanding that the Company becomes a company incorporated in England and Wales.

          SECTION 4.03.  Compliance Certificate.  The Company shall deliver to
                         -----------------------
the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Securities are prohibited.

          One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

          The Company will so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of:

          (a) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture; or

          (b) any event of default under any other mortgage, indenture or instrument as that term is used in Section 8.01(e),

an Officers' Certificate specifying such Default, Event of Default or default.

          Immediately upon the occurrence of any event giving rise to an increase in the interest rate on the Securities in accordance with Section 13 of the form thereof or the termination of any such increase, the Company shall give the Trustee notice of such increase or termination, of the interest rate borne by the Securities after giving effect to such increase or termination and of the event giving rise to such increase or termination (such notice to be contained in an Officers' Certificate), and prior to receipt of such Officers' Certificate the Trustee shall be entitled to assume that no such increase or termination has occurred, as the case may be.

          SECTION 4.04.  Stay, Extension and Usury Laws.  The Company covenants
                         -------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.05.  Corporate Existence.  Subject to Article VII hereof,
                         --------------------
the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary of the Company in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the
              --------  -------

Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Noteholders. The Company shall notify the Trustee in writing of any subsidiary which qualifies as a Material Subsidiary and is not specified in clause (i) of the definition thereof.

          SECTION 4.06.  Taxes.  The Company shall, and shall cause each of its
                         ------
subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

          SECTION 4.07.  Change of Control.  (a)  Upon the occurrence of a
                         ------------------
Change of Control, each holder of Securities shall have the right, in accordance with this Section 4.07 and Section 3.08 hereof, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Securities pursuant to the terms of Section 3.08 (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the Change of Control Payment Date (the "Change of Control Payment").

          (b) Within 40 days following any Change of Control, the Company shall mail to each holder the notice provided by Section 3.08(e)(i).

          SECTION 4.08.  Payment of Additional Amounts.  At least 10 days prior
                         ------------------------------
to the first date on which payment of principal and any premium or interest or Liquidated Damages, if any, on the Securities is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.08, the Company will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent whether the Company is obligated to pay Additional Amounts (as defined in Section 2 of the Securities) with respect to such payment of principal, or of any premium or interest or Liquidated Damages, if any, on the Securities. If the Company will be obligated to pay Additional Amounts with respect to such payment, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such holders and the Company will pay to the Trustee or the Paying Agent such Additional Amounts. The Company shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.08.

          Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Offer Amount, interest, Liquidated Damages, if any, or any other amount payable under or with respect to any Security such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.08 and Section 2 of the Securities to the extent that, in such context, Additional Amounts are, were and would be payable in respect thereof pursuant to the provisions of this Section
4.08 and Section 2 of the Securities and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

                                   ARTICLE V

                                  Conversion
                                  ----------

          SECTION 5.01.  Conversion Privilege.  A holder of a Security may
                         ---------------------
convert it into fully paid and nonassessable shares of Common Stock of the Company at any time after 90 days following the date of original issuance thereof and prior to maturity at the Conversion Price then in effect, except that, with respect to any Security called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the conversion price in effect on the Conversion Date (the "Conversion Price").

          The initial Conversion Price is stated in paragraph 12 of the Securities and is subject to adjustment as provided in this Article V.

          A holder may convert a portion of a Security equal to any integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

          SECTION 5.02.  Conversion Procedure.  To convert a Security, a holder
                         ---------------------
must satisfy the requirements in paragraph 12 of the Securities. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section 5.03. The person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such person's rights as a Noteholder shall cease; provided, however, that no surrender of a security on
                        --------  -------
any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that
                                                 ----------------  -------
such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

          No payment or adjustment will be made for accrued and unpaid interest or Liquidated Damages, if any, on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security, but if any holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the holder of such Security on such record date. In such event, such Security, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such interest payment date on the portion so converted.

          If a holder converts more than one Security at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Securities converted.

          Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

          SECTION 5.03.  Fractional Shares.  The Company will not issue
                         ------------------
fractional shares of Common Stock upon conversion of a Security. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Common Stock on the trading day prior to the date of conversion.

          SECTION 5.04.  Taxes on Conversion.  The issuance of certificates for
                         --------------------
shares of Common Stock upon the conversion of any Security shall be made without charge to the converting Noteholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Security; provided, however, that in the
                                             --------  -------
event that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the
                                             ----------------  -------
Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Security, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

          SECTION 5.05.  Company to Provide Stock.  The Company shall at all
                         -------------------------
times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Securities as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities for shares of Common Stock. All shares of Common Stock which may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable when so issued. Shares of Common Stock issuable upon conversion of a Transfer Restricted Security shall bear such restrictive legends as the Company shall provide in accordance with applicable law. If shares of Common Stock are to be issued upon conversion of a Transfer Restricted Security and they are to be registered in a name other than that of the holder of such Transfer Restricted Security, then the person in whose name such shares of Common Stock are to be registered must deliver to the Trustee a certificate satisfactory to the Company and signed by such person as to compliance with the restrictions on transfer contained in such restrictive legends.

          SECTION 5.06.  Adjustment of Conversion Price.  The Conversion Price
                         -------------------------------
shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock,

(3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) In case the Company shall issue rights or warrants to substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price (as determined pursuant to subsection (f) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date.

          (c) In case the Company shall distribute to all holders of Common Stock shares of any class of stock other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in subsection (f) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (b) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 5.06, make proper provision so that each holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

          (d) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any distributions of cash out of current or retained earnings of the Company but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of its Common Stock made in cash plus (y) all Excess Payments, in each case made within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section or this paragraph
(d) has been made, exceeds 10% of the product of the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date times the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share (based on the pro rata portion of the aggregate amount of such cash and other consideration (including any Excess Payments), divided by the shares of Common Stock outstanding on the Distribution Record Date) of Common Stock and the denominator shall be such current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

          (e) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess Payments plus (y) the aggregate amount of all distributions to all holders of the Common Stock made in cash (specifically including distributions of cash out of retained earnings), in each case made within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment pursuant to paragraph (c) or paragraph (d) of this Section or this paragraph (e) has been made, exceeds 10% of the product of the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date times the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the treasury of the Company) on the Purchase Date, the

Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date less the amount of such Excess Payments and such cash distributions, if any, applicable to one share (based on the pro rata portion of the aggregate amount of such Excess Payments and such cash distributions, divided by the shares of Common Stock outstanding on the Purchase
Date) of Common Stock and the denominator shall be such current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

          (f) The current market price per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of
(i) thirty consecutive business days ending on the last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such negotiated transaction through such last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

          (g) In any case in which this Section 5.06 shall require that an adjustment be made immediately following a record date, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 5.10 below) issuing to the holder of any Security converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

          SECTION 5.07.  No Adjustment.  No adjustment in the Conversion Price
                         --------------
shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which
                                   --------  -------
by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock.

          SECTION 5.08.  Other Adjustments.  (a) In the event that, as a result
                         ------------------
of an adjustment made pursuant to Section 5.06 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V. (b) In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in Section 5.06(b) and Section 5.06(c) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

          SECTION 5.09.  Adjustments for Tax Purposes.  The Company may make
                         -----------------------------
such reductions in the Conversion Price, in addition to those required by
Section 5.06 above, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

          SECTION 5.10.  Notice of Adjustment.  Whenever the Conversion Price is
                         ---------------------
adjusted, the Company shall promptly mail to Noteholders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

          SECTION 5.11.  Notice of Certain Transactions.  In the event that:
                         -------------------------------

          (1) the Company takes any action which would require an adjustment in the Conversion Price;

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 5.12; or

          (3) there is a dissolution or liquidation of the Company;

a holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Noteholders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this
Section 5.11.

          SECTION 5.12.  Effect of Reclassifications, Consolidations, Mergers or
                         -------------------------------------------------------
Sales on Conversion Privilege.  If any of the following shall occur, namely:
- ------------------------------
(i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article V. The foregoing, however, shall not in any way affect the right a holder of a Security may otherwise have, pursuant to clause (ii) of the last sentence of subsection
(c) of Section 5.06, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

          In the event the Company shall execute a supplemental indenture pursuant to this Section 5.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

          SECTION 5.13.  Trustee's Disclaimer.  The Trustee has no duty to
                         ---------------------
determine when an adjustment under this Article V should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.10. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

          The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.12.

                                   ARTICLE VI

                                 Subordination
                                 -------------

          SECTION 6.01.  Agreement to Subordinate and Ranking.  The Company, for
                         -------------------------------------
itself and its successors, and each holder, by his acceptance of Securities, agree that the payment of the principal of or interest or Liquidated Damages, if any, on or any other amounts due on the Securities is subordinated in right of payment, to the extent and in the manner stated in this Article VI, to the prior payment in full of all existing and future Senior Debt. The Securities shall rank pari pasu with, and shall not be senior in right of payment to, the Convertible Notes or such other Indebtedness of the Company whether outstanding on the date of this Indenture or hereafter created, incurred, issued or guaranteed by the Company, where the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness ranks pari pasu with the Securities and the Convertible Notes.

          SECTION 6.02.  No Payment on Securities if Senior Debt in Default.
                         ---------------------------------------------------
Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption of, interest or Liquidated Damages, if any, on or other amounts due on the Securities, and no redemption, purchase, or other acquisition of the Securities, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt,
(ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being declared due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Trustee shall have received written notice from any of the holders of Senior Debt or such holder's representative (a "Payment Blockage Notice") that there exists under such Senior Debt, or any agreement pursuant to which such Senior Debt is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare any amounts of such Senior Debt due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the holders of such Senior Debt) on the earlier of (a) the date on which such event of default shall have been cured or waived or (b) 180 days from the receipt of the Payment Blockage Notice. Upon termination of the Payment Blockage Period, payments on account of principal of or interest or Liquidated Damages, if any, on the Securities (other than, subject to Section 6.03, amounts due and payable by reason of the acceleration of the maturity of the Securities) and redemptions, purchases or other acquisitions may be made by or on behalf of the Company. Notwithstanding anything herein to the contrary, (a) only one Payment Blockage Notice may be given during any period of 360 consecutive days with respect to the same event of default or any other events of default on the same issue of Senior Debt existing and known to the person giving such notice at the time of such notice unless such event of default or such other events of default have been cured or waived for a period of not less than 90 consecutive days and
(b) no new Payment Blockage Period may be commenced by the holder or holders of the same issue of Senior Debt or their representative or representatives during any period of 360 consecutive days unless all events of default which were the object of the immediately preceding Payment Blockage Notice, and any other event of default on the same issue of Senior Debt existing and known to the person giving such notice at the time of such notice, have been cured or waived.

          In the event that, notwithstanding the provisions of this Section 6.02, payments are made by or on behalf of the Company in contravention of the provisions of this Section 6.02, such payments shall be held by the Trustee, any Paying Agent or the holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Debt or their representative or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Debt may have been issued for application to the payment of all Senior Debt ratably according to the aggregate amounts remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          The Company shall give prompt written notice to the Trustee and any Paying Agent of any default or event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

          SECTION 6.03.  Distribution on Acceleration of Securities; Dissolution
                         -------------------------------------------------------
and Reorganization; Subrogation of Securities.  (a)  If the Securities are
- ----------------------------------------------
declared due and payable because of the occurrence of an Event of Default, the Company or the Trustee shall give prompt written notice to the holders of all Senior Debt or to the trustee(s) for such Senior Debt of such acceleration. The Company may not pay the principal of or interest or Liquidated Damages, if any, on or any other amounts due on the Securities until five days after such holders or trustee(s) of Senior Debt receive such notice and, thereafter, the Company may pay the principal of or interest or Liquidated Damages, if any, on or any other amounts due on the Securities only if the provisions of this Article VI permit such payment.

          (b) Upon (i) any acceleration of the principal amount due on the Securities because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

          (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the holders are entitled to receive payment on account of the principal of or interest or Liquidated Damages, if any, on or any other amounts due on the Securities;

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the holders or the Trustee would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or their representatives(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

          (3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of Senior
Debt), shall be received by the Trustee or the holders before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          Subject to the payment in full of all Senior Debt, the holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest and Liquidated Damages, if any, on the Securities shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to holders shall, as between the Company, its creditors other than the holders of Senior Debt, and the holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders, on the one hand, and the holders of Senior Debt, on the other hand.

          Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (i) impair, as between the Company and its creditors other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the holders the principal of and interest and Liquidated Damages, if any, on the Securities as and when the same shall become due and payable in accordance with the terms of the Securities or is intended to or (ii) affect the relative rights of the holders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

          Upon distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 9.01 hereof, and the holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent the good faith application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest or Liquidated Damages, if any, on, the Securities unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with notice under Section 6.03(d) hereof of the facts which would prohibit the making of such application.

          (c) The provisions of this Article shall not be applicable to any cash, properties or securities received by the Trustee or by any holder when received as a holder of Senior Debt and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee or such holder of any of its rights as such holder.

          (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee, subject to the provisions of Section
9.01 hereof, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Debt or any trustee therefor has given such notice to the Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions in this Article, unless, and until three Business Days after, the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 9.01 hereof, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less than three
                          --------
Business Days immediately preceding the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the principal of or interest or Liquidated Damages, if any, on any Security), the Trustee shall not have received with respect to such monies the notice provided for in this Section 6.03(d), than anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by much person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 6.02 hereof or that any event or any condition preventing any payment in respect of the Securities shall have ceased to exist, unless and until the Trustee shall have received an

Officers' Certificate to such effect.

          (e) The provisions of this Section 6.03 applicable to the Trustee shall also apply to any Paying Agent for the Company.

          SECTION 6.04.  Reliance by Senior Debt on Subordination Provisions.
                         ----------------------------------------------------
Each holder of any Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article shall constitute a release of any of the obligations or liabilities of the Trustee or holders of the Securities provided in this Article.

          SECTION 6.05.  No Waiver of Subordination Provisions.  Except as
                         --------------------------------------
otherwise expressly provided herein, no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Trustee or the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Debt;
(iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

          SECTION 6.06.  Trustee's Relation to Senior Debt.  The Trustee in its
                         ----------------------------------
individual capacity shall be entitled to all the rights set forth in this
Article in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligation, as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this

Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article.

          Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such holder's Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any holder or holders of Senior Debt or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Debt as provided in this Article and to file and prove all claims therefor and to take all such other action in the name of the holders or otherwise, as such holders of Senior Debt or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article.

          SECTION 6.07.  Other Provisions Subject Hereto.  Except as expressly
                         --------------------------------
stated in this Article, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Securities are subject to the provisions of this Article. However, nothing in this Article shall apply to or adversely affect the claims of, or payment, to, the Trustee pursuant to Section 9.07. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest or Liquidated Damages, if any, on the Securities by reason of any provision of this Article VI shall not be construed as preventing the occurrence of an Event of Default under Section 8.01.


                                  ARTICLE VII

                                   Successors
                                   ----------

          SECTION 7.01.  Merger, Consolidation or Sale of Assets.  The Company
                         ----------------------------------------
may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity unless:

          (a) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of England and Wales or of the United States, any state thereof or the District of Columbia;

          (b) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations (including the due and punctual payment of Additional Amounts if the surviving corporation is a corporation organized or existing under the laws of England and Wales) of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and the Indenture;

          (c) immediately after such transaction no Default or Event of Default exists;

          (d) the Company or any entity or person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have a ratio of Indebtedness to Annualized Pro Forma EBITDA equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding the transaction; provided, however, that if the ratio
                                            --------  -------
     of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction; and

          (e) such transaction would not result in the loss of any material authorization or Material License of the Company or its Subsidiaries.

          SECTION 7.02.  Successor Corporation Substituted.  Upon any
                         ----------------------------------
consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 7.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the
                                             --------  -------
predecessor Company in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Securities.


                                  ARTICLE VIII

                             Defaults and Remedies
                             ---------------------

          SECTION 8.01.  Events of Default.  An "Event of Default" occurs if:
                         ------------------

          (a) the Company defaults in the payment of interest or Liquidated Damages, if any (and Additional Amounts, if applicable) on any Security when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable;

          (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

          (c) the Company or any Subsidiary thereof fails to observe or perform any covenant or agreement contained in Section 4.07 hereof;

          (d) the Company or any Subsidiary thereof fails to observe or perform any other covenant or agreement contained in this Indenture or the Securities, required by any of them to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the holders of 25% in aggregate principal amount of the outstanding Securities to the Company and the Trustee stating that such notice is a "Notice of Default";

          (e) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issuance Date, which default (i) is caused by a failure to pay when due principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

          (f) a final judgment or final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company which remains undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5 million;

          (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is unable to pay its debts as the same become due;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Subsidiary in an involuntary case, (ii) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary, and the order or decree remains unstayed and in effect for 60 days; and

          (i) the revocation of a Material License.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          SECTION 8.02.  Acceleration.  If an Event of Default (other than an
                         -------------
Event of Default specified in clauses (g) and (h) of Section 8.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Noteholders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable. Upon such declaration, the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Securities shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of
Section 8.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. The Noteholders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

          In the case of any Event of Default pursuant to the provisions of
Section 8.01 occurring by reason of any wilful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to paragraph 6 of the Securities an equivalent premium shall, upon demand of the Noteholders of at least 25% in principal amount of the then outstanding Securities delivered to the Company and the Trustee, also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities to the contrary notwithstanding. If an Event of Default occurs prior to June 15, 1999, by reason of any wilful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to June 15, 1999, pursuant to Section 6 of the Securities then the premium payable for purposes of this paragraph for each of the years beginning on June 15 of the years set forth below shall, subject to the foregoing demand, be as set forth in the following table expressed as a percentage of the amount that would otherwise be due pursuant to this Section
8.02 but for the provisions of this sentence.

                   Year                  Percentage
                   ------                -----------
                   1996.................   107.0%
                   1997.................   106.3%
                   1998.................   105.6%

          SECTION 8.03.  Other Remedies.  If an Event of Default occurs and is
                         ---------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest or Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          SECTION 8.04.  Waiver of Past Defaults.  The Noteholders of a majority
                         ------------------------
in aggregate principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of, or interest or Liquidated Damages, if any, on any Security. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          SECTION 8.05.  Control by Majority.  The Noteholders of a majority in
                         --------------------
principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability.

          SECTION 8.06.  Limitation on Suits.  A Noteholder may pursue a remedy
                         --------------------
with respect to this Indenture or the Securities only if:

          (a) the Noteholder gives to the Trustee notice of a continuing Event of Default;

          (b) the Noteholders of at least 25% in principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

          (c) such Noteholder or Noteholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (e) during such 60-day period the Noteholders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

          SECTION 8.07.  Rights of Noteholders to Receive Payment.
                         -----------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Security to receive payment of principal and interest and Liquidated Damages, if any, on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder made pursuant to this Section.

          SECTION 8.08.  Collection Suit by Trustee.  If an Event of Default
                         ---------------------------
specified in Section 8.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest and Liquidated Damages, if any, remaining unpaid on the Securities and, to the extent lawful, interest on overdue principal and interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 8.09.  Trustee May File Proofs of Claim.  The Trustee may file
                         ---------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

          SECTION 8.10.  Priorities.  If the Trustee collects any money pursuant
                         -----------
to this Article, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 9.07 hereof;
          ------

          Second:  to the holders of Senior Debt to the extent required by
          -------
     Article VI;

          Third:  to Noteholders for amounts due and unpaid on the Securities
          ------
     for principal and interest and Liquidated Damages, if any (and Additional Amounts, if applicable), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and Liquidated Damages, if any, respectively; and

          Fourth:  to the Company.
          -------

          The Trustee may fix a record date and payment date for any payment to Noteholders made pursuant to this Section.

          SECTION 8.11.  Undertaking for Costs.  In any suit for the enforcement
                         ----------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 8.07 hereof, or a suit by Noteholders of more than 10% in principal amount of the then outstanding Securities.


                                   ARTICLE IX

                                    Trustee
                                    -------

          SECTION 9.01.  Duties of Trustee.  (a)  If an Event of Default has
                         ------------------
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and to confirm the correctness of all mathematical computations.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 9.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
8.05 hereof.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 9.01.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 9.02.  Rights of Trustee.  (a)  The Trustee may rely on any
                         ------------------
document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e), (f) or (i) of Section 8.01 or of the identity of any Material Subsidiary referred to in clause (ii) of the definition thereof unless either (1) a Trust Officer assigned to its Corporate Trustee Administration Department shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any holder.

          SECTION 9.03.  Individual Rights of Trustee.  The Trustee in its
                         -----------------------------
individual or any other
capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11 hereof.

          SECTION 9.04.  Trustee's Disclaimer.  The Trustee makes no
                         ---------------------
representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Securities other than its authentication or for compliance by the Company with the Registration Rights Agreement.

          SECTION 9.05.  Notice of Defaults.  If a Default or Event of Default
                         -------------------
occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

          SECTION 9.06.  Reports by Trustee to Noteholders.  Within 60 days
                         ----------------------------------
after the reporting date stated in Section 12.10, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA (S) 313(a) if and to the extent required by such (S) 313(a). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

          SECTION 9.07.  Compensation and Indemnity.  The Company shall pay to
                         ---------------------------
the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 9.08.  Replacement of Trustee.  A resignation or removal of
                         -----------------------
the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Company. The Noteholders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (S) 310(b);

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Noteholders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Noteholders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (S) 310(b), any Noteholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.07 hereof. Notwithstanding replacement of the Trustee pursuant to this

Section 9.08, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

          SECTION 9.09.  Successor Trustee by Merger, Etc.  If the Trustee
                         ---------------------------------
consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          SECTION 9.10.  Eligibility; Disqualification.  This Indenture shall
                         ------------------------------
always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and
(5).  The Trustee shall always have a combined capital and surplus as stated in
Section 12.10 hereof. The Trustee is subject to TIA (S) 310(b). The following indenture shall be deemed to be specifically described herein for the purposes of clause (i) of the first proviso contained in the TIA (S) 310(b): indenture, dated as of April 20, 1995, between the Company and Chemical Bank, as trustee, relating to the Convertible Notes.

          SECTION 9.11.  Preferential Collection of Claims Against Company.  The
                         --------------------------------------------------
Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                   ARTICLE X

                             Discharge of Indenture
                             ----------------------

          SECTION 10.01.  Termination of Company's Obligations.  This Indenture
                          -------------------------------------
shall cease to be of further effect (except that the Company's obligations under Sections 9.07 and 10.02 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

          Thereupon, the Trustee upon request of the Company, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above.

          SECTION 10.02.  Repayment to Company.  The Trustee and the Paying
                          ---------------------
Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such
     --------  -------
payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Noteholders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another person.

                                  ARTICLE XI

                      Amendments, Supplements and Waivers
                      -----------------------------------

          SECTION 11.01.  Without Consent of Noteholders.  The Company and the
                          -------------------------------
Trustee may amend or supplement this Indenture or the Securities without the consent of any Noteholder:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to comply with Sections 5.12 and 7.01 hereof;

          (c) to provide for uncertificated Securities in addition to certificated Securities;

          (d) to make any change that does not adversely affect the interests hereunder of any Noteholder; or

          (e) to qualify this Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

          SECTION 11.02.  With Consent of Noteholders.  Subject to Section 8.07
                          ----------------------------
hereof, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent (including consents obtained in connection with any tender offer) of the Noteholders of at least a majority in principal amount of the then outstanding Securities. Subject to Sections 8.04 and 8.07 hereof, the Noteholders of a majority in principal amount of the Securities then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section may not:

          (a) reduce the amount of Securities whose Noteholders must consent to an amendment, supplement or waiver;

          (b) reduce the rate of or change the time for payment of interest on any Security;

          (c) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions of Sections 6 and 7 of the Securities;

          (d) make any Security payable in money other than that stated in the Security;

          (e) make any change in Section 8.04, 8.07 or 11.02 hereof (this sentence);

          (f) waive a default in the payment of the principal of, or interest on, any Security;

          (g) waive a redemption payment payable on any Security;

          (h) make any change that adversely affects the right of Noteholders to convert Securities into Common Stock of the Company; or

          (i) make any change in Articles V and VI hereof that adversely affects the interests of the Noteholders.

          To secure a consent of the Noteholders under this Section 11.02, it shall not be necessary for the Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Securities or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment or waiver.

          SECTION 11.03.  Compliance with Trust Indenture Act.  Every amendment
                          ------------------------------------
to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          SECTION 11.04.  Revocation and Effect of Consents.  Until an
                          ----------------------------------
amendment, supplement or waiver becomes effective, a consent to it by a Noteholder of a Security is a continuing consent by the Noteholder and every subsequent Noteholder of a Security or portion of a Security that evidences the same debt as the consenting Noteholder's Security, even if notation of the consent is not made on any Security. However, any such Noteholder or subsequent Noteholder may revoke the consent as to such Noteholder's Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Noteholders of the requisite principal amount of Securities have consented to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Noteholders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Noteholders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (i) of Section 11.02 hereof. In such case, the amendment or waiver shall bind each Noteholder who has consented to it and every subsequent Noteholder that evidences the same debt as the consenting Noteholder's Security.

          SECTION 11.05.  Notation on or Exchange of Securities.  The Trustee
                          --------------------------------------
may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

          SECTION 11.06.  Trustee Protected.  The Trustee shall sign all
                          ------------------
supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.


                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

          SECTION 12.01.  Trust Indenture Act Controls.  If any provision of
                          -----------------------------
this Indenture limits, qualifies, or conflicts with another provision which is automatically deemed to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

          SECTION 12.02.  Notices.  Any notice or communication by the Company
                          --------
or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 12.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

          All other notices or communications shall be in writing.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

          SECTION 12.03.  Communication by Noteholders with Other Noteholders.
                          ----------------------------------------------------
Noteholders may communicate pursuant to TIA (S) 312(b) with other Noteholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 12.04.  Certificate and Opinion as to Conditions Precedent.
                          ---------------------------------------------------
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.05.  Statements Required in Certificate or Opinion.  Each
                          ----------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

          (a) a statement that the person signing such certificate or rendering such opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 12.06.  Rules by Trustee and Agents.  The Trustee may make
                          ----------------------------
reasonable rules for action by, or a meeting of, Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 12.07.  Legal Holidays.  A "Legal Holiday" is a Saturday, a
                          ---------------
Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

          SECTION 12.08.  No Recourse Against Others.  A director, officer,
                          ---------------------------
employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by excepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          SECTION 12.09.  Counterparts.  This Indenture may be executed in any
                          -------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 12.10.  Variable Provisions.  "Officer" means the Chairman of
                          --------------------
the Board, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

          The Company initially appoints the Trustee as Paying Agent, Registrar, Conversion Agent and authenticating agent.

          The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ending on December 31, 1996.

          The reporting date for Section 9.06 hereof is March 15 of each year. The first reporting date is March 15, 1997.

          The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

The Company's address is:

     International CableTel Incorporated
     110 East 59th Street
     New York, New York 10022
     Attention of:  Richard J. Lubasch, Esq.
                    General Counsel

The Trustee's address is:

     Chemical Bank
     450 West 33rd Street
     New York, New York 10001
     Attention: Corporate Trustee
                Administration Department

          SECTION 12.11.  GOVERNING LAW.  THE INTERNAL LAWS OF THE STATE OF NEW
                          --------------
YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          SECTION 12.12.  No Adverse Interpretation of Other Agreements.  This
                          ----------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 12.13.  Successors.  All agreements of the Company in this
                          -----------
Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 12.14.  Severability.  In case any provision in this Indenture
                          -------------
or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.15.  Table of Contents, Headings, Etc.  The Table of
                          ---------------------------------
Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                              International CableTel Incorporated, as Company,


                               By: /s/
                                 __________________________________________
                                 Name:
                                 Title:


                              Chemical Bank, as Trustee,


                               By: /s/
                                  __________________________________________
                                 Name:
                                 Title:

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


          Personally appeared before me, the undersigned authority in and for
the said county and state, on this      day of June, 1996, within my
jurisdiction, the within named Richard J. Lubasch who acknowledged that he is Senior Vice President, Secretary and General Counsel of International CableTel Incorporated, a Delaware corporation, and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                    /s/ Dawn Marie Comer
                                    ---------------------------------
                                    NOTARY PUBLIC

                                               DAWN MARIE COMER
[Notarial Seal]                         Notary Public, State of New York
                                                No. 01CO4884120
                                          Qualified in Kings County
                                     Commission Expires January 26, 1997

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


          Personally appeared before me, the undersigned authority in and for
the said county and state, on this     day of June, 1996, within my
jurisdiction, the within named Andrew M. Deck, who acknowledged that he is a Senior Trust Officer of Chemical Bank, and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.



                                    /s/ Emily Fayan
                                    ---------------------------------
                                    NOTARY PUBLIC

                                                  EMILY FAYAN
[Notarial Seal]                         Notary Public, State of New York
                                                No. 24-4737006
                                          Qualified in Kings County
                                     Certificate Filed in New York County
                                     Commission Expires December 31, 1997

                                                                       EXHIBIT A


                            [FORM OF FACE OF NOTE]

                          [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                        [Restricted Securities Legend]

    "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK ISSUED UPON CONVERSION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

No. ---------                                                           $_______

                                       [CUSIP No. 459216AH0/CINS No. U45925AC5]


                      INTERNATIONAL CABLETEL INCORPORATED
                        7% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2008

                      INTERNATIONAL CABLETEL INCORPORATED

                International CableTel Incorporated, a Delaware corporation (the "Company") promises to pay to CEDE & CO. or registered assigns, the principal sum of $200,000,000 (or such lesser or greater amount as indicated on Schedule A hereof) on June 15, 2008, subject to the further provisions of this Convertible Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates: June 15 and December 15, commencing December 15, 1996 Interest Record Dates: June 1 and December 1

                IN WITNESS WHEREOF, International CableTel Incorporated has caused this Convertible Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:
                                      International CableTel Incorporated


                                        By:
                                         ------------------------------------


                                        By:
                                         ------------------------------------


[Seal]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the 7% Convertible Subordinated
Notes Due 2008 described in the
within-mentioned Indenture.


CHEMICAL BANK, as Trustee


 By:
  ------------------------------------
          Authorized Officer

                      INTERNATIONAL CABLETEL INCORPORATED


                   7% Convertible Subordinated Note Due 2008


            1.  Interest.  INTERNATIONAL CABLETEL INCORPORATED, a Delaware
                ---------
  corporation (the "Company"), is the issuer of this 7% Convertible Subordinated Note Due 2008 (the "Convertible Note"). The Company promises to pay interest on the Convertible Notes in cash semiannually on each June 15 and December 15 (each an "Interest Payment Date"), commencing on December 15, 1996, to holders of record on the immediately preceding June 1 and December 1 (each an "Interest Record Date").

      Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from June 12, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded annually. Any interest paid on this Convertible Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Convertible Note.

            2.  Additional Amounts.  This Section 2 will apply only in the event
                -------------------
  that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of England and Wales. All payments made by the Company on this Convertible Note will be made without deduction or withholding, for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If, as a result of a consolidation, amalgamation, reorganization, reconstruction, reincorporation or similar arrangement, the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of England and Wales and any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom (or any political subdivision or taxing authority thereof or therein), shall at any time be required in respect of any amounts to be paid by the Company under this Convertible Note, the Company will pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a holder of this Convertible Note after such deduction or withholding shall be not less than the amounts specified in this Convertible Note to which the holder of this Convertible Note is entitled; provided, however, that the Company shall not be required to make any payment
  --------  -------
  of Additional Amounts for or on account of:

            (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation) otherwise than merely by the holding of this Convertible Note or the receipt of amounts payable in respect of this Convertible Note and the United Kingdom or any political subdivision or taxing authority thereof or therein or such holder being subject to the United Kingdom's jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) such holder's present or former status as a personal holding company, a foreign personal holding company, a foreign tax exempt organization, a foreign private foundation, a controlled foreign corporation or a passive foreign investment company for United Kingdom tax purposes or as a corporation that accumulates earnings to avoid United Kingdom tax; or (iii) the presentation of this Convertible Note (where presentation is required) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had this Convertible Note been presented on the last day of such period of 15 days;

            (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of this Convertible Note or, if different, the beneficial owner of the interest payable on this Convertible Note with certification, information or other reporting requirements or a timely request of the Company addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

            (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

            (d) any tax, assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount at maturity, redemption amount, Change of Control Payment, interest, with respect to a Convertible Note or withholding from the proceeds of a sale or exchange of a Convertible Note, or from Common Stock or cash in lieu of fractional shares delivered in respect of conversion of a Convertible Note;

            (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal amount at maturity, redemption amount, Change of Control Payment, interest, if any, with respect to a Convertible Note or from Common Stock or cash in lieu of fractional shares delivered in respect of conversion of a Convertible Note, if such payment can be made without such withholding by any other Paying Agent located inside the United Kingdom;

            (f) any tax, assessment or other governmental charge imposed on a holder that is not the beneficial owner of a Convertible Note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the Convertible Note;

            (g) any tax, assessment or other governmental charge directly attributable to the holder being treated for United Kingdom tax purposes as having received a distribution subject to tax as a dividend as a result of an adjustment of the Conversion Price;

            (h) any combination of items (a), (b), (c), (d), (e), (f) and (g) above;

  nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Convertible Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the holder of this Convertible Note. All references to interest on the Convertible Notes in the Indenture or the Convertible Notes shall include any Additional Amounts payable to the Company pursuant to this Section 2.

            3.  Method of Payment.  The Company will pay interest on the
                ------------------
  Convertible Notes (except defaulted interest) to the persons who are registered holders of the Convertible Notes at the close of business on the record date for the next interest payment date even though Convertible Notes are canceled after the record date and on or before the interest payment date. The holder hereof must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest and Liquidated Damages, if any, by check payable in such money. It may mail an interest check to a holder's registered address.

            4.  Paying Agent and Registrar.  The Trustee will act as Paying
                ---------------------------
  Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

            5.  Indenture.  The Company issued the Convertible Notes under an
                ----------
  indenture, dated as of June 12, 1996 (the "Indenture"), between the Company and Chemical Bank, as Trustee. The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and such Act for a statement of such terms. The Convertible Notes are unsecured general obligations of the Company limited to $275,000,000 (or, if the Initial Purchasers' over-allotment option is exercised in full, $316,250,000) in aggregate principal amount and subordinated in right of payment to all existing and future Senior Debt of the Company.

            6.  Optional Redemption.  Except as provided in Section 7 hereof the
                --------------------
  Convertible Notes are not redeemable at the Company's option prior to June 15, 1999. Thereafter, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of $1,000), upon not less than 30 nor more than 60 days prior notice by mail at the following redemption prices (expressed as percentages of the principal amount set forth below), if redeemed during the 12-month period beginning June 15 of the years indicated:
                                                                  Redemption
Year                                                                 Price
- ----                                                              ----------

1999.............................................................    104.9%

2000............................................................     104.2%
2001............................................................     103.5%
2002............................................................     102.8%
2003............................................................     102.1%
2004............................................................     101.4%
2005............................................................     100.7%
2006 and thereafter.............................................     100.0%

in each case together with accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date). On or after the redemption date, interest will cease to accrue on the Convertible Notes, or portion thereof, called for redemption.

                 7.  Optional Tax Redemption.  (a) The Convertible Notes may be
                     -----------------------
redeemed at the option of the Company, in whole but not in part, upon nO Not less than 30 nor more than 60 days' notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if after the date on which Section 2 of this Convertible Note becomes applicable (the "Relevant Date") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom (or any political subdivision or taxing authority thereof or therein) or any change in or amendment to the official application or interpretation of such laws, regulations or rulings (a "Change in Tax Law") which becomes effective after the Relevant Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Convertible Notes as described under Section 2 hereof with respect to withholding taxes imposed by the United Kingdom (or any political subdivision or taxing authority thereof or therein) (a "U.K. Withholding Tax") and such U.K. Withholding Tax is imposed at a rate that exceeds the rate (if any) at which U.K. Withholding Tax was imposed on the Relevant Date as described under Section 2 hereof; provided,
                                                                       -------
however, that (i) this paragraph shall not apply to the extent that, at the
- -------
Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom been sought, that a Change in Tax Law in the United Kingdom was to occur after the Relevant Date,
(ii) no such notice of redemption may be given earlier than 90 days prior to the Relevant Date were a payment in respect of the Convertible Notes then due, (iii) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and (iv) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

                 (b) The Convertible Notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the person into which the Company is merged after the Relevant Date or to which the Company conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom occurring after the date of such Subsequent Consolidation, to pay Additional Amounts with respect to Convertible Notes with respect to U.K. Withholding Tax as described under Section 2 hereof and such U.K. Withholding Tax is imposed at a rate that exceeds the rate (if any) at which U.K. Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation; provided, however, that this
                                           -------- -------
paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm been sought, that a Change in Tax Law in the United Kingdom was to occur after such date.

The Company will also pay, or make available for payment, to holders on the Redemption Date any Additional Amounts (as described, but subject to the exceptions referred to, in Section 2 hereof) resulting from the payment of such Redemption Price.

                 8.  Notice of Redemption.  Notice of redemption will be mailed
                     ---------------------
at least 30 days but not more than 60 days before the redemption date to each holder of the Convertible Notes to be redeemed at his address of record. The Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Convertible Notes, the Convertible Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Convertible Notes or portions of them called for redemption.

                 If this Convertible Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Convertible Note is registered at the close of business on such record date.

                 9.  Mandatory Redemption.  Except as set forth in Section 4.07
                     ---------------------
of the Indenture, the Company will not be required to make mandatory redemption payments with respect to the Convertible Notes. There are no sinking fund payments with respect to the Convertible Notes.

                 10.  Repurchase at Option of holder.  (a)  If there is a Change
                      -------------------------------
of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Convertible Notes at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the Change of Control Payment Date. Holders of Convertible Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Convertible Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder To Elect Purchase" appearing below. Holders have the right to withdraw their election by delivering a written notice of withdrawal to the Company or the Paying Agent in accordance with the terms of the Indenture.

                 11.  Subordination.  The payment of the principal of, interest
                      --------------
on or any other amounts due on the Convertible Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each holder, by accepting a Convertible Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

                 12.  Conversion.  The holder of any Convertible Note has the
                      -----------
right, exercisable at any
time after 90 days following the date of original issuance thereof and prior to the close of business (New York time) on the date of the Convertible Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $37.875 per share, subject to adjustment under certain circumstances, except that if a Convertible Note is called for redemption, the conversion right will terminate at the close of business on the business day immediately preceding the date fixed for redemption.

                 To convert a Convertible Note, a holder must (1) complete and sign a conversion notice substantially in the form set forth below, (2) surrender the Convertible Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any holder surrenders a Convertible Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Convertible Note on such record date. In such event, such Convertible Note, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such interest payment date on the portion so converted. The number of shares issuable upon conversion of a Convertible Note is determined by dividing the principal amount of the Convertible Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

                 A Note in respect of which a holder has delivered an "Option of Holder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Convertible Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

                 13.  Registration Rights.  The holder of this Convertible Note
                      --------------------
is entitled to the benefits of a Registration Rights Agreement, dated as of June 12, 1996, among the Company and the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement the Company has agreed for the benefit of the holders of the Convertible Notes, that (i) it will, at its cost, within 45 days after the closing of the sale of the Convertible Notes (the "Closing"), file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Convertible Notes and the Common Stock issuable upon conversion thereof, (ii) it will use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 120 days after the Closing and (iii) it will use its best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until, subject to certain exceptions specified in the Registration Rights Agreement, the third anniversary of the date of the Closing or such earlier date as of which all the Convertible Notes or the Common Stock issuable upon conversion thereof have been sold pursuant to such Shelf Registration Statement. If (a) the Company fails to file the Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified above for such filing, (b) such Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified above for such effectiveness, or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified above (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay liquidated damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Convertible Notes constituting Transfer Restricted Securities held by such Holder ("Liquidated Damages"). The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Convertible Notes constituting Transfer Restricted Securities. All accrued Liquidated Damages shall be paid by the Company on each Interest Payment Date for which Liquidated Damages are owed to the holders of Global Notes by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities registered as such as of the preceding Interest Record Date by mailing checks to their registered addresses. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

                 14.  Denominations, Transfer, Exchange.  The Convertible Notes
                      ----------------------------------
are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered, and Convertible Notes may be exchanged, as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note selected for redemption (except the unredeemed portion of any Convertible Note being redeemed in part). Also, it need not exchange or register the transfer of any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed.

                 15.  Persons Deemed Owners.  Except as provided in paragraph 3
                      ----------------------
of this Convertible Note, the registered holder of a Convertible Note may be treated as its owner for all purposes.

                 16.  Unclaimed Money.  If money for the payment of principal or
                      ----------------
interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, holders of Convertible Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                 17.  Defaults and Remedies.  The Convertible Notes shall have
                      ----------------------
the Events of Default as set forth in Section 8.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes by notice to the Company and the Trustee may declare all the Convertible Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Convertible Notes shall become due and payable immediately without further action or notice. Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to holders for at least 5 days except as otherwise provided in the Indenture.

                 The holders of a majority in principal amount of the Convertible Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Convertible Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

                 18.  Amendments, Supplements and Waivers.  Subject to certain
                      ------------------------------------
exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Convertible Notes. Without the consent of any holder, the Indenture or the Convertible Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to holders, to make any change that does not adversely affect the rights of any holder, to qualify the Indenture under the TIA, or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

                 19.  Trustee Dealings with the Company.  The Trustee, in its
                      ----------------------------------
individual or any other capacity may become the owner or pledgee of the Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

                 20.  No Recourse Against Others.  A director, officer, employee
                      ---------------------------
or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of the Convertible Notes by accepting a Convertible Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

                 21.  Governing Law.  THE INTERNAL LAWS OF THE STATE OF NEW YORK
                      --------------
SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                 22.  Authentication.  The Convertible Notes shall not be valid
                      ---------------
until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

                 23.  Abbreviations.  Customary abbreviations may be used in the
                      --------------
name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 The Company will furnish to any holder of the Convertible Notes upon written request and without charge a copy of the Indenture. Request may be made to:

                  International CableTel Incorporated
                  110 East 59th Street
                  New York, New York 10022

                  Attention of:  Richard J. Lubasch, Esq.
                                 General Counsel


                                     * * *

                                ASSIGNMENT FORM


                  To assign this Convertible Note, fill in the form below:


           (I) or (we) assign and transfer this Convertible Note to
- --------------------------------------------------------------------------------
              (Insert assignee's social security or tax I.D. no.)


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)




       and irrevocably appoint _______________________________ agent to transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.


            Your Signature: _______________________________________
                            (Sign exactly as your name appears on the other side of this Convertible Note)

            Date:  __________________


            Signature Guarantee:**________________________________



       In connection with any transfer of any of the Convertible Notes evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Convertible Notes and the last date, if any, on which such Convertible Notes were owned by the Company or any Affiliate


**Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

       of the Company, the undersigned confirms that such Convertible Notes are being transferred:


CHECK ONE BOX BELOW

            (1)  /_/  to the Company; or

            (2)  /_/  pursuant to and in compliance with Rule 144A under the
                      Securities Act of 1933; or

            (3)  /_/  pursuant to and in compliance with Regulation S under the
                      Securities Act of 1933; or

            (4)  /_/  to an institutional "accredited investor" (as defined in
                      Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

            (5)  /_/  pursuant to another available exemption from the registration requirements of the Securities Act of 1933;
                      or

            (6)  /_/  pursuant to an effective registration statement under of the Securities Act of 1933.

            Unless one of the boxes is checked, the Trustee will refuse to register any of the Convertible Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2), (3), (4) or (5) is checked, the
            --------  -------
            Trustee may require, prior to registering any such transfer of the Convertible Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                         ------------------------------
                                         Signature

       Signature Guarantee:*


       -----------------------------     ------------------------------
       Signature must be guaranteed      Signature


       ----------------------------
*Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

                 The undersigned represents and warrants that it is purchasing this Convertible Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


       Dated: ________________        ________________________________________
                                      NOTICE:  To be executed by
                                             an executive officer

                       [TO BE ATTACHED TO GLOBAL NOTES]

                                   SCHEDULE A

                 The initial principal amount of this Global Note shall be $23,250,000. The following increases or decreases in the principal amount of this Global Note have been made:



               Amount of
              increase in
              Principal
            Amount of this                                         Signature of
              Global Note    Amount of         Principal Amount     authorized
            including upon   decrease in       of this              officer of
              exercise of    Principal Amount  Global Note          Trustee or
            over-allotment   of this           following such       Securities
Date Made       option       Global Note       decrease or increase Custodian
================================================================================

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

===============================================================================

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Convertible Note or a portion thereof repurchased by the Company pursuant to Section 3.08 or 4.07 of the Indenture, check the box: [ ]

          If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: _________________


          Your Signature: _______________________________________
          (Sign exactly as your name appears on the other side of this Convertible Note)

          Date:  __________________


          Signature Guarantee:* _________________________________


          ---------------
          *Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                                                              19
                              ELECTION TO CONVERT

  To International CableTel Incorporated:

            The undersigned owner of this Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or the portion below designated, into Common Stock of INTERNATIONAL CABLETEL INCORPORATED in accordance with the terms of the Indenture referred to in this Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

            Any holder of Convertible Notes, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Security, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Convertible Notes.


  Date:

       in whole __
                                      Portions of Convertible Note to be
                                      converted ($1,000 or integral multiples
                                      thereof): $________________


                                 --------------------------------------------
                                 Signature (for conversion only)


                                      Please Print or Typewrite Name and
                                      Address, Including Zip Code, and Social
                                      Security or Other Identifying Number


                                 ------------------------------------------

                                 ------------------------------------------

                                 ------------------------------------------

                                 Signature Guarantee:*_____________________

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                                                       EXHIBIT B

                          FORM OF TRANSFER CERTIFICATE
                               FOR TRANSFER FROM
                             RULE 144A GLOBAL NOTE
                     TO REGULATION S TEMPORARY GLOBAL NOTE
                 (Transfers pursuant to (Section) 2.06(a)(ii)
                               of the Indenture)


     Chemical Bank, as Trustee
     450 West 33rd Street
     New York, New York 10001
     Attn:  Corporate Trustee
           Administration Department


               Re:  International CableTel Incorporated
                    7% Convertible Subordinated Notes
                    Due 2008 (the "Convertible Notes")
                    -----------------------------------------

               Reference is hereby made to the Indenture dated as of June 12, 1996 (the "Indenture") between International CableTel Incorporated, as Issuer, and Chemical Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

               This letter relates to U.S. $____________ aggregate principal amount of Convertible Notes which are held in the form of the Rule 144A Global Note (CUSIP No. 459216AH0) with the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the Convertible Notes in exchange for an equivalent beneficial interest in the Regulation S Temporary Global Note.

               In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and (i) with respect to transfers made in reliance on Regulation S, does certify that:

               (1) the offer of the Securities was not made to a person in the United States;

               (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;


               (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933
          (the "Securities Act");

     (ii) with respect to transfers made in reliance on Rule 144 certify that the Convertible Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act; and (ii) with respect to transfers made in reliance on Rule 144A, that such Convertible Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Convertible Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

               In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                    [Name of Transferor]


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


     Date:

     cc:  International CableTel Incorporated
          110 East 59th Street
          New York, New York 10022
          Attn:  Richard J. Lubasch, Esq.
                 General Counsel

                                                                       EXHIBIT C

                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                    FROM REGULATION S TEMPORARY GLOBAL NOTE
                            TO RULE 144A GLOBAL NOTE
                 (Transfers pursuant to (Section) 2.06(a)(iii)
                               of the Indenture)

     Chemical Bank, as Trustee
     450 West 33rd Street
     New York, New York 10001
     Attn:  Corporate Trustee
               Administration Department


                   Re:  International CableTel Incorporated
                        7% Convertible Subordinated Notes
                        Due 2008 ("the "Convertible Notes")
                        -------------------------------------


          Reference is hereby made to the Indenture dated as of June 12, 1996 (the "Indenture") between International CableTel Incorporated, as Issuer, and Chemical Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to U.S. $__________ aggregate principal amount of Convertible Notes which are held in the form of the Regulation S Temporary Global Note with the Depositary (CINS No. ___) in the name of [name of transferor] (the "Transferor") to effect the transfer of the Convertible Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

          In connection with such request, and in respect of such Convertible Notes the Transferor does hereby certify that such Convertible Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Convertible Notes and (ii) Rule 144A under the United States Securities Act of 1933 to a transferee that the Transferor reasonably believes is purchasing the Convertible Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                    [Name of Transferor],

                                     By:
                                        --------------------------
                                        Name:
                                        Title:


     Dated:

     cc:    International CableTel Incorporated
            110 East 59th Street
            New York, New York 10022
            Attn:  Richard J. Lubasch, Esq.
                   General Counsel

                                                                       EXHIBIT D
                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                        FROM GLOBAL NOTE OR CERTIFICATED
                       SECURITY TO CERTIFICATED SECURITY
                 (Transfers pursuant to (Section) 2.06(a)(iv)
                  or (Section) 2.06(a)(vi) of the Indenture)

     Chemical Bank, as Trustee
     450 West 33rd Street
     New York, New York 10001
     Attn:  Corporate Trustee
      Administration Department


               Re:  International CableTel Incorporated
                    7% Convertible Subordinated Notes
                    Due 2008 (the "Convertible Notes")
                    ----------------------------------------


               Reference is hereby made to the Indenture dated as of June 12, 1996 (the "Indenture") between International CableTel Incorporated, as Issuer, and Chemical Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

               This letter relates to U.S. $___________ aggregate principal amount of Convertible Notes which are held [in the form of the [Restricted/Regulation S] [Global] Security (CUSIP No. 459216AH0 /CINS No. U45925AC5) with the Depositary]/*/in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities.

               In connection with such request, and in respect of such Convertible Notes, the Transferor does hereby certify that such Convertible Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Convertible Notes and (ii) to a transferee that the Transferor reasonably believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933) and is acquiring at least $100,000 principal amount of Convertible Notes for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in accordance





    ----------------------------------
    *Insert, if appropriate.

     with applicable securities laws of any state of the United States or any other jurisdiction.

                                    [Name of Transferor],

                                     By:
                                        -----------------------------
                                      Name:
                                      Title:


     Dated:

     cc:   International CableTel Incorporated
           110 East 59th Street
           New York, New York 10022
           Attn:  Richard J. Lubasch, Esq.
                  General Counsel

                                                                       EXHIBIT E

               FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE
                 (Transfers pursuant to (Section) 2.06(a)(iv)
                           and (Section) 2.06(a)(v))


     Chemical Bank, as Trustee
     450 West 33rd Street
     New York, New York 10001
     Attn:  Corporate Trustee
           Administration Department


               Re:  International CableTel Incorporated
                    7% Convertible Subordinated Notes
                    Due 2008 (the "Convertible Notes")
                    ----------------------------------------

               Reference is hereby made to the Indenture dated as of June 12, 1996 (the "Indenture") between International CableTel Incorporated, as Issuer, and Chemical Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

               This letter relates to U.S. $____________ aggregate principal amount of Convertible Notes which are held [in the form of the [Restricted/Regulation S] Global Note (CUSIP No. 459216AH0 /CINS No. U45925AC5) with the Depositary]/*/in the name of [name of transferor] (the "Transferor") to effect the transfer of the Convertible Notes to the undersigned.

               In connection with such request, and in respect of such Convertible Notes we confirm that:

               1. We understand that the Convertible Notes were originally offered in a transaction not involving any public offering in the United States within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), that the Convertible Notes have not been registered under the Securities Act and that (A) the Convertible Notes may be offered, resold, pledged or otherwise transferred only (i) to a person who the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if

          --------------------------------
          *Insert and modify, if appropriate.

          the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above.

               2. We are a corporation, partnership or other entity having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Convertible Notes, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, able to bear the economic risk of our proposed investment in the Securities.

               3. We are acquiring the Convertible Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Convertible Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

               4. We are, and each account (if any) for which we are purchasing Convertible Notes is, purchasing Convertible Notes having an aggregate principal amount of not less than $100,000.

               5. We understand that (a) the Convertible Notes will be delivered to us in registered form only and that the certificate delivered to us in respect of the Convertible Notes will bear a legend substantially to the following effect:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION HEREOF MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A

     TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
     (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK ISSUED UPON CONVERSION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."


          and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Indenture.

               6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless:

                    (a) the Convertible Notes are sold to the Company or any
               Subsidiary thereof;

                    (b) the Convertible Notes are sold to a qualified
               institutional buyer in compliance with Rule 144A under the Securities Act;

                    (c) the Convertible Notes are sold to an institutional
               accredited investor, as defined in Rule 501(a)(1), (2), (3) or
               (7) under the Securities Act, acquiring at least $100,000 principal amount of the Convertible Notes that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Convertible Notes (the form of which letter can be obtained from such Trustee);

                    (d) the Convertible Notes are sold outside the United States in compliance with Rule 903 or Rule 904 under the Securities Act;

                    (e) the Convertible Notes are sold by us pursuant to Rule
               144 under the Securities Act; or

                    (f) the Convertible Notes are sold pursuant to an effective registration statement under the Securities Act.

                                    Very truly yours,

                                    [PURCHASER]

                                     By:
                                        ________________________
                                        Name:
                                        Title:


     Dated:
     cc:    International CableTel Incorporated
            110 East 59th Street
            New York, New York 10022
            Attn:  Richard J. Lubasch, Esq.
                   General Counsel

                                                                       EXHIBIT F

                      FORM OF CERTIFICATE FOR TRANSFERS OF
                       REGULATION S TEMPORARY GLOBAL NOTE
                     FOR REGULATION S PERMANENT GLOBAL NOTE
                (Transfers pursuant to (Section) 2.06(a)(viii))
                                  (Transferor)

     [MORGAN GUARANTY TRUST COMPANY
     OF NEW YORK, BRUSSELS OFFICE AS
     OPERATOR OF THE EUROCLEAR SYSTEM]

     [CEDEL BANK, SOCIETE ANONYME]



               Re:  International CableTel Incorporated
                    7% Convertible Subordinated Notes
                    Due 2008 (the "Convertible Notes")
                    ----------------------------------------

               Reference is hereby made to the Indenture dated as of June 12, 1996 (the "Indenture") between International CableTel Incorporated, as Issuer, and Chemical Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

               This certificate relates to U.S. $____________ aggregate principal amount of Convertible Notes which are held in the form of the Regulation S Temporary Global Note (CINS No. U45925AC5) with the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the beneficial interest in such Regulation S Temporary Global Note for a beneficial interest in an equivalent aggregate principal amount of the Regulation S Permanent Global Note.

               In connection with such request, and in respect of such Convertible Notes we confirm that:

               1. We are either not a U.S. person (as defined below) or we have purchased our beneficial interest in the above referenced Regulation S Temporary Global Note in a transaction that is exempt from the registration requirements under the Securities Act.

               2. We are delivering this certificate in connection with obtaining a beneficial interest in the Regulation S Permanent Global
          Note in exchange for our beneficial interest in the Regulation S Temporary Global Note.

               For purposes of this certificate, "U.S. person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. person (other than a trust of which at least one trustee is a non-U.S. person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person),
     (v) any agency or branch of a foreign entity located in the United States,
     (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. person),
     (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the
                                                  -----------------
     term "U.S. person" shall not include (A) a branch or agency of a U.S. person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

          We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or other proceedings with respect to the matters covered by this certificate.


                                            Very truly yours,

                                            [TRANSFEROR]

                                            By:  ________________________
                                                 Name:
                                                 Title:

                                        To be completed by the account holder
                                        as, or as agent for, the beneficial
Dated:                                  owner(s) of the Convertible Notes to
cc:  International CableTel             which this certificate relates.
        Incorporated
     110 East 59th Street
     New York, New York 10022
     Attn:  Richard J. Lubasch, Esq.
            General Counsel

                                                                       EXHIBIT G

                      FORM OF CERTIFICATE FOR TRANSFERS OF
                       REGULATION S TEMPORARY GLOBAL NOTE
                     FOR REGULATION S PERMANENT GLOBAL NOTE
                (Transfers pursuant to (Section) 2.06(a)(viii))
                              (Euroclear or Cedel)



     Chemical Bank
     450 West 33rd Street
     New York, New York 10001
     Attention: Corporate Trustee
            Administration Department



               Re:  International CableTel Incorporated
                    7% Convertible Subordinated Notes
                    Due 2008 (the "Convertible Notes")
                    ----------------------------------------


               Reference is hereby made to the Indenture dated as of June 12, 1996 (the "Indenture") between International CableTel Incorporated, as Issuer, and Chemical Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

               This certificate relates to U.S. $____________ aggregate principal amount of Convertible Notes which are held in the form of the Regulation S Temporary Global Note (CINS No. U45925AC5) with the Depositary to effect the transfer of the beneficial interest in such Regulation S Temporary Global Note for a beneficial interest in an equivalent aggregate principal amount of the Regulation S Permanent Global Note.

               In connection with such request, this is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Regulation S Temporary Global Note set forth above (our "Member Organizations") substantially to the effect set forth in the Indenture, U.S. $_________ aggregate principal amount of the Convertible Notes is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source or any other person deemed a "U.S. person" under Regulation S under the Securities Act of 1933, as amended.

               We further certify (i) that we are not making available herewith for exercise (or if relevant, exercise of any rights of collection of any interest) any portion of the Regulation S Global Note excepted in such certificates and (ii) that, as of the date hereof, we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise or any rights of collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certificate is required in connection with certain laws, and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.


                                    Very truly yours,

                                    [MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK, BRUSSELS OFFICE AS
                                    OPERATOR OF THE EUROCLEAR SYSTEM]

                                    [CEDEL BANK, SOCIETE ANONYME]


                                     By:
                                        ________________________
                                        Name:
                                        Title:
     Dated:
     cc:     International CableTel Incorporated
             110 East 59th Street
             New York, New York 10022
             Attn:  Richard J. Lubasch, Esq.
                    General Counsel

                                                                       EXHIBIT H

                      FORM OF CERTIFICATE FOR TRANSFERS OF
                     REGULATION S PERMANENT GLOBAL NOTE FOR
                            CERTIFICATED SECURITIES
                (Transfers pursuant to (Section) 2.06(a)(viii))
                                  (Transferor)

     Chemical Bank
     450 West 33rd Street
     New York, New York 10001
     Attn:  Corporate Trustee
          Adminstrative Department

               Re:  International CableTel Incorporated
                    7% Convertible Subordinated Notes
                    Due 2008 (the "Convertible Notes")
                    ----------------------------------------

               Reference is hereby made to the Indenture dated as of June 12, 1996 (the "Indenture") between International CableTel Incorporated, as Issuer, and Chemical Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

               This certificate relates to U.S. $____________ aggregate principal amount of Convertible Notes which are held in the form of the Regulation S Permanent Global Note (CINS No. U45925AC5) with the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the beneficial interest in such Regulation S Permanent Global Note for a beneficial interest in an equivalent aggregate principal amount of Certificated Securities.

               In connection with such request, and in respect of such Convertible Notes we confirm that:

               1. We are either not a U.S. person (as defined below) or we have purchased our beneficial interest in the above referenced Regulation S Permanent Global Note in a transaction that is exempt from the registration requirements under the Securities Act.

               2. We are delivering this certificate in connection with obtaining a beneficial interest in Certificated Securities in exchange for our beneficial interest in the Regulation S Permanent Global Note.

               For purposes of this certificate, "U.S. person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States,
     (iii) any estate of which an executor or administrator is a U.S. person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. person (other than a trust of which at least one trustee is a non-U.S. person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person,
     (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. person"
                                  --------  -------
     shall not include (A) a branch or agency of a U.S. person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

          We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or other proceedings with respect to the matters covered by this certificate.

                                            Very truly yours,

                                            [TRANSFEROR]

                                            By:  ________________________
                                            Name:
                                            Title:

                                        To be completed by the account holder
                                        as, or as agent for, the beneficial
Dated:                                  owner(s) of the Convertible Notes to
cc:  International CableTel             which this certificate relates.
        Incorporated
     110 East 59th Street
     New York, New York 10022
     Attn:  Richard J. Lubasch, Esq.
            General Counsel